EXHIBIT 99.2
Private Securities Litigation Reform Act of 1995

Safe Harbor Compliance Statement for Forward-Looking Statements

Certain matters we discuss in our public statements may constitute forward-looking statements. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions which concern our strategy, plans, projections or intentions. Examples of forward-looking statements include, but are not limited to, all statements we make relating to revenue, EBITDA, earnings, margins, growth rates and other financial results for future periods. By their nature, forward-looking statements: speak only as of the date they are made; are not statements of historical fact or guarantees of future performance; and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Actual results could differ materially and adversely from our forward-looking statements due to a variety of factors, including the following: (1) our ability to implement and improve processing systems to provide new products, improve functionality and increase efficiencies; (2) our ability to prevent a material breach of security of any of our systems; (3) our ability to anticipate and respond to technological changes, particularly with respect to e-commerce and mobile commerce; (4) our high degree of leverage; (5) credit and fraud risks in our business units and the merchant alliances, particularly in the context of e-commerce and mobile markets; (6) our merchant alliance program which involves several alliances not under our sole control and each of which acts independently of the others; (7) the impact of new laws, regulations, credit card association rules or other industry standards; (8) adverse impacts from currency exchange rates or currency controls imposed by any government or otherwise; (9) our ability to successfully convert accounts under service contracts with major clients; (10) changes in the interest rate environment that increases interest on our borrowings; (11) consolidation among client financial institutions or other client groups that impacts our client relationships; (12) catastrophic events that impact our or our major customers’ operating facilities, communication systems and technology; (13) new lawsuits, investigations or proceedings, or changes to our potential exposure in connection with pending lawsuits, investigations or proceedings, and various other risks that are set forth in our Annual Report on Form 10-K for the period ended December 31, 2014, including but not limited to, Item 1 - Business, Item 1A - Risk Factors and Item 7 - Management Discussion and Analysis of Financial Condition and Results of Operations. Except as required by law, we do not intend to revise or update any forward-looking statement as a result of new information, future developments or otherwise.